Exhibit 10.4

AMENDMENT TO

DEFERRED COMPENSATION AGREEMENT

FOR KENNETH R. MEYERS

THIS AMENDMENT TO DEFERRED COMPENSATION AGREEMENT is made and entered into as of this                      day of December, 2008, by and between TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation (the “Corporation”) and KENNETH R. MEYERS (the “Executive”).

W I T N E S S E T H

WHEREAS, the Corporation and the Executive heretofore have entered into a Deferred Compensation Agreement, dated as of December 26, 2006 (the “Agreement”);

WHEREAS, section 409A of the Internal Revenue Code of 1986, as amended (“section 409A”) sets forth restrictions with respect to certain nonqualified deferred compensation arrangements, which for this purpose includes the Agreement; and

WHEREAS, the Corporation and the Executive desire to amend the Agreement to cause it to comply with the requirements of section 409A.

NOW, THEREFORE, it hereby is agreed that the Agreement be amended, effective as of January 1, 2009, as follows:

1.  Paragraph 1(e) hereby is amended to add the following new sentence at the end thereof:

Base pay payable after the last day of a calendar year solely for services performed during the final payroll period containing the last day of the calendar year shall be treated as base pay for services performed in the calendar year in which the payroll period commenced (as opposed to the calendar year in which the base pay is payable).

2.  Paragraph 2(a) hereby is amended (i) to delete the second sentence thereof and (ii) to amend the first sentence thereof to read as follows:

At the earlier of the date that the Executive suffers a disability or terminates his employment for whatever reason, the Executive’s Deferred Compensation Account shall become payable in accordance with the payment method elected by the Executive in paragraph 2(e).

3.  Paragraph 2(b) hereby is amended in its entirety to read as follows:

The Executive will elect the payment method for receiving his Deferred Compensation Account either in a lump sum or in an indicated number of installments.  This determination will be made at the time of execution of the Agreement in paragraph 2(e) and shall be irrevocable.  In the event the Executive elects payment of his Deferred Compensation Account in a lump sum, such lump sum payment shall be made, subject to paragraph 2(f) below, within thirty (30) days following the date that the Executive suffers a disability or terminates employment, as applicable.

4.  Paragraph 2(c) hereby is amended (i) to replace the phrase “Executive’s service with the Company terminates” set forth in the second sentence thereof with the phrase “Executive suffers a disability or terminates employment, as applicable” and (ii) to replace the phrase “Ending Balance and all accrued interest” set forth in the last sentence thereof with the phrase “Deferred Compensation Account”

5.  Paragraph 2(d) hereby is amended in its entirety to read as follows:

If the Executive dies prior to the total distribution of the Deferred Compensation Account, the Company shall pay an amount equal to the then current balance including accrued interest in the Deferred Compensation Account.  Such payment shall be made in a lump sum within 30 days following the Executive’s death to the Executive’s Designated Beneficiary (as hereinafter defined).  However, if the Executive elected payment in the form of installments, the Executive may designate (at the time of entering this Agreement) that the installment payments be paid or continue to be paid to the Executive’s Designated Beneficiary.  If such Designated Beneficiary dies before all payments are made, payments shall be made to the beneficiary designated by the Designated Beneficiary in accordance with the procedures in paragraphs 3(a) and 3(b).

6.  Paragraph 2(e) hereby is amended in its entirety to read as follows:

e)  Payment of Deferred Compensation Election (Executive should choose one option):

i) ☐ Lump sum distribution; or

ii) ☒ Installment Method.  The amount of each installment shall be equal to one-twentieth (cannot be less than one-twentieth) of the Deferred Compensation Account immediately preceding the first installment payment, plus accrued interest compounded monthly for the preceding calendar quarter.

Installment payments (to be completed only if item ii) — Installment Method is selected above):

☒ shall	☐ shall not

be paid or continue to be paid to the Executive’s Designated Beneficiary after the death of the Executive.

7.  Paragraph 2(f) hereby is amended in its entirety to read as follows:

Notwithstanding any provision within this Agreement to the contrary, if the Executive is entitled to payment of his Deferred Compensation Account because of his termination of employment for a reason other than his death, no such payment shall be made before the date which is six (6) months and one (1) day after the date of the Executive’s termination of employment (or if earlier, the date of the Executive’s death).  The aggregate amount of any payment of the Deferred Compensation Account delayed pursuant to the immediately preceding sentence shall be paid on the first business day coincident with or next following the date that is six (6) months and one (1) day after the date of the Executive’s termination of employment or if earlier, within thirty (30) days after the date of the Executive’s death.

8.  Paragraph 2(g) hereby is amended to replace the phrase “only if such termination is a “separation from service” within the meaning of Section 409A of the Internal Revenue Code (the “Code”)” as it appears therein with the phrase “upon the Executive’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code (the “Code”)”.

FURTHER AGREED, that in all other respects, the provisions of the Agreement hereby are affirmed.

* * * * * *

IN WITNESS WHEREOF, the Corporation and the Executive have executed this Amendment to Deferred Compensation Agreement as of the day and year first above written.

TELEPHONE AND DATA SYSTEMS, INC.

By:
C. Theodore Herbert
Vice President—Human Resources

EXECUTIVE

Kenneth R. Meyers

SIGNATURE PAGE TO

AMENDMENT TO DEFERRED COMPENSATION AGREEMENT